1 February 5, 2026 Keith Barr Dear Keith, On behalf of the Board of Directors (“Board”) of CarMax, Inc. (“CarMax”), I am pleased to offer you the position of President and Chief Executive Officer (“CEO”). As President and CEO, you will also be appointed to the Board. Your targeted start date is March 16, 2026. This letter outlines your compensation and benefits and other key terms of your employment. Additional details are addressed in your Severance Agreement, a copy of which was previously provided to you and which you will be required to sign as a condition of your employment. While this letter summarizes CarMax’s compensation and benefit plans and programs, and in some cases the Severance Agreement, in the event of any conflict between this letter and the terms of those plans, programs or agreement, the terms of the plans, programs or agreement will control. Compensation Base Salary: You will receive an annual base salary of $1,250,000 paid on a bi-weekly basis. Short-Term Incentives: You will be eligible for an annual performance-based bonus. Your target bonus percentage will be 175% of your annual base salary. This means that if annual performance goals are met, you would receive a payment equal to 175% of your annual base salary. Bonuses are not guaranteed and are made at the discretion of the Compensation and Personnel Committee (“Committee”) of the Board. Bonuses are generally distributed in May, following the close of our fiscal year. To receive the annual bonus, you must be in an eligible role as of December 31st of the applicable fiscal year and actively employed with the Company at the time of the distribution. Furthermore, your bonus will be prorated based on time in the eligible position. Long-Term Incentives: You will be eligible to participate in our stock incentive program. As a participant, you may be awarded stock or stock-based compensation on an annual basis. These awards are generally made in May of each year. Your annual long-term incentive target will be $7,000,000. The current long-term incentive award mix for senior executive roles is for 50% of the economic value to be delivered in the form of stock options and for 50% of the economic value to be delivered in the form of 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238-1115 Phone (804) 747-0422

2 performance share units.1 You must be actively employed with the Company at the time of the award to receive it. These awards are not guaranteed and are made at the discretion of the Committee and are subject to the terms and restrictions set forth in the applicable grant letters. One-Time Award You will be awarded stock/stock-based compensation valued at $2,000,000 with 50% of that economic value delivered in the form of stock options with a four-year ratable vesting period, and 50% of that economic value delivered in the form of stock-settled restricted stock units with a one-year cliff vesting period. This grant is expected to be made in tandem with your first day of employment and will be subject to the terms and restrictions set forth in the applicable grant letters. Role Location and Relocation Support The role requires that you reside in Richmond, Virginia where the CarMax Home Office is located, and will require regular travel. CarMax will provide comprehensive relocation assistance, including a guaranteed home buyout, household goods move, home purchase support, closing costs, temporary housing and food allowance, and white glove support from our relocation team. Benefits As an Associate, you are eligible to participate in our comprehensive benefits program. Benefits currently include health, dental and vision care, health flexible spending accounts and day care savings accounts, life insurance for you and your eligible family members, and short-term and long-term disability. You will be eligible for these benefits 30 days after your first day of employment. CarMax also offers a competitive 401(k) plan. The plan offers both pre-tax and Roth 401(k) contribution options. In addition, CarMax will match your contributions dollar-for-dollar up to 6% of your eligible pay per pay period. You may enroll or change your elections at any time, and you will be immediately eligible to receive the company match. Information about all of these plans is available on the CarMax Benefits website at benefits.carmax.com. As a CarMax Associate, you will be able to login to this site for your personalized benefits portal. Given your position, you are also eligible to participate in several additional benefit programs: Demo Car: You will be eligible to participate in the CarMax demo program. This program allows you to choose a demo vehicle for your personal use as governed by our demo program. 1 On March 26, 2026, the Compensation and Personnel Committee (the “Committee”) of the CarMax, Inc. Board of Directors exercised its discretion to change the current long-term incentive award mix for senior executive roles such that 50% of the economic value will be delivered in the form of market stock units and 50% of the economic value will be delivered in the form of performance share units.

3 Tax and Financial Planning: CarMax will pay for your participation in a comprehensive tax and financial planning program through Ayco, a Goldman Sachs affiliate. If you prefer to use a different financial advisor, CarMax will reimburse you in an amount up to $10,000 per year. Deferred Compensation Plans: CarMax also offers the Executive Deferred Compensation Plan (EDCP) and the Retirement Restoration Plan (RRP), which are nonqualified deferred compensation plans. These plans allow you to defer compensation beyond the limits imposed by the IRS on 401(k) plans and can offer potential tax savings. The RRP also includes company match and retirement contribution features similar to our 401(k) plan. You are eligible to participate in the EDCP and, if your compensation exceeds the IRS annual compensation limit for 401(k) plans, the RRP. You will receive enrollment information for these plans, if applicable, within your first month of employment. Use of Company Plane: You will be able to use the CarMax company plane for personal use when it is not needed for business purposes. You will be required to reimburse CarMax for the incremental costs associated with such personal use to the extent that those costs exceed $200,000 in any fiscal year. You will bear all income taxes associated with your personal use of the plane. Additional Provisions Severance: As detailed more fully in your Severance Agreement, in the event of a termination without cause or a qualifying double trigger termination upon a change in control, you will be eligible to receive severance equal to two times your base salary and target annual bonus amount, as well as COBRA reimbursement for a period of up to 18 months. Employment Authorization: This position does not offer sponsorship, and your employment is contingent on you obtaining a valid Employment Authorization Document or any other acceptable proof of eligibility to work in the United States on or before your start date. This offer is also contingent upon completion of a successful background check, acceptable references, a drug test, confirmation of the information provided in your resume and any other pre-offer documentation, and the execution of a Severance Agreement by you and CarMax. Should any of these conditions not be met, this offer will be withdrawn, or your employment will be terminated if you have already begun working. This letter constitutes the entire employment offer and replaces any prior offer or discussion you may have had during recruitment. Legal Restrictions: By accepting this offer, you represent that you are able to perform this job without breaching any legal restrictions on your activities, such as non- competition, imposed by a current or former employer. You also represent that you will inform CarMax about any such restrictions and provide CarMax with as much information about them as possible, including any agreement between you and your current or former employer describing such restrictions. You further confirm that you will not remove or take any documents or proprietary data or materials of any kind, electronic or otherwise, with you from your current or former employer to CarMax

4 without written authorization from your current or former employer, nor will you use or disclose any such confidential information during the course and scope of your employment with CarMax. Confidential Information: In your position, you will have access to trade secrets and other confidential information about CarMax's business. Examples include information about our financial performance, business methods and strategy, expansion plans, merchandising and marketing techniques, training techniques, pricing information, systems, operations and intellectual property. This information is a valuable CarMax asset, and if known by our competitors would cause irreparable harm to CarMax. You agree that you will not use for your own benefit or disclose to or use for the benefit of anyone other than CarMax, any of this information, whether you learn the information before or after you have signed this letter and regardless of whether you cease employment with CarMax. Keith, the Board and I think you will bring tremendous value to CarMax and our shareholders. Please indicate your acceptance of this offer by signing below and returning this letter to me. If you have any questions, please let me know and we will provide whatever information you need. I look forward to our work together. Sincerely, /s/ Thomas J. Folliard ___________________________________ Thomas J. Folliard CarMax, Inc. Interim Executive Chair of the Board Accepted by: /s/ Keith Barr ___________________________________ Keith Barr February 6, 2026 _________________ Date